                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Star Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                             [STAR TECHNOLOGIES LOGO]

                                   NOTICE OF
                              1997 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                            STAR TECHNOLOGIES, INC.

                                 515 SHAW ROAD
                            STERLING, VIRGINIA 20166

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1997 Annual Meeting of Stockholders of Star Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn at 1000 Sully Road, Sterling, Virginia, on Thursday, August 21, 1997, at 11:00 a.m., for the following purposes:

          (1) To elect two Directors to hold office for a term of three years;
     and

          (2) To transact any other business that may properly come before the meeting or any adjournments thereof.

     Stockholders who wish to bring other business before the Annual Meeting must comply with the provisions of Section 2.1 of the By-Laws of the Company.

     Only stockholders of record at the close of business on June 24, 1997, are entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 515 Shaw Road, Sterling, Virginia.

                                          By Order of the Board of Directors

                                          Brenda A. Potosnak
                                          Secretary

July 28, 1997

     THE FORM OF PROXY IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             [STAR TECHNOLOGIES LOGO]

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                AUGUST 21, 1997

     The enclosed proxy is solicited on behalf of the Board of Directors of Star Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Holiday Inn at 1000 Sully Road, Sterling, Virginia, on Thursday, August 21, 1997, at 11:00 a.m., or any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about July 29, 1997. The Company's principal executive office is located at 515 Shaw Road, Sterling, Virginia 20166.

     Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company or by voting in person at the meeting.

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitation initially will be made by mail. Further solicitation may be made by telephone, telegram or in person by officers and employees of the Company who would be reimbursed by the Company for any costs they might incur in making any solicitation. Brokerage houses, custodians, nominees, fiduciaries and others acting in a representative capacity will be requested to forward the proxy solicitation material to the beneficial owners of the Company's stock and the Company will reimburse them for their reasonable expenses.

                               VOTING SECURITIES

     All voting rights are vested exclusively in the holders of the Company's common stock, having a par value of $.01 per share ("Common Stock"), and the Company's preferred stock, having a par value of $.01 per share ("Preferred Stock"). Three series of Preferred Stock are issued and outstanding: the Series A Preferred Stock ("Series A Stock"), the Series B Senior Preferred Stock ("Series B Stock") and the Series C Senior Preferred Stock ("Series C Stock").

     With regard to the election of Directors of the Company, and to any other business that may properly come before the Annual Meeting, the holders of Common Stock and Preferred Stock vote together as a single class. Each share of Common Stock is entitled to one vote. Each share of Preferred Stock is entitled to vote on an "as if converted" basis. Each share of Series A Stock was, as of the record date, convertible into 7.20 shares of Common Stock. Each share of Series B Stock and each share of Series C Stock were, as of the record date, convertible into 100 shares of Common Stock.

     Only stockholders of record at the close of business on June 24, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On June 24, 1997, the Company had outstanding 19,872,884 shares of Common Stock; 13,200 shares of Series A Stock, which vote as if converted to 95,040 shares of Common Stock; 11,917 shares of Series B Stock, which vote as if converted to 1,191,700 shares of Common Stock; and 7,945 shares of Series C Stock, which vote as if converted to 794,500 shares of Common Stock. The presence of a majority of the shares of Common Stock and Common Stock equivalents represented by the Preferred Stock, in person or by proxy, will constitute a quorum for the Annual Meeting.

     All shares of Common Stock and Preferred Stock will vote to elect the Directors at the Annual Meeting. The presence of a majority of the shares, in person or by proxy, will constitute a quorum for the election of the Directors. All shares of Common Stock and Preferred Stock will vote on any other business that may be considered at the Annual Meeting or any adjournments thereof. Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the Annual Meeting, each nominee for Director who receives the greatest number of votes cast for the election of each Director at the Annual Meeting by the shares present in person or by proxy and entitled to vote shall be elected a Director and, except as described below, any other matters submitted to a vote of the stockholders must be approved by the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the subject matter. With regard to the election of Directors, an abstention will not be counted either in favor of or against the election of the nominee. Abstention from voting will have the practical effect of voting against any other matter voted upon at the Annual Meeting since it is one less vote for approval. Broker nonvotes will have no impact on any matter voted upon at the Annual Meeting since they are not considered "shares present" for voting purposes.

     Unless otherwise indicated, reference to "voting" stock throughout this Proxy Statement assumes the full conversion of the relevant series of Preferred Stock to Common Stock and reference to "shares" includes both shares of outstanding Common Stock and shares of Common Stock into which the relevant series of Preferred Stock is or are convertible.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table shows the beneficial ownership, on June 24, 1997, of
(i) each person known by the Company to be the beneficial owner of more than five percent of any class of the Company's stock, (ii) each Director, (iii) the Chief Executive Officer (there were no other executive officers whose total annual salary and bonus exceeded $100,000 for the last fiscal year) and (iv) all of the Company's Directors and executive officers as a group. Because each series of Preferred Stock is convertible into Common Stock (see "Voting Securities" above), each beneficial owner of Preferred Stock is deemed by the Securities and Exchange Commission (the "SEC") to be the beneficial owner of the number of shares of Common Stock into which such Preferred Stock is convertible. Therefore, in indicating the number of shares of Common Stock and the percentage of the class of Common Stock beneficially owned by each person, the table's figures assume that such person has converted into Common Stock all shares of Preferred Stock of which such person is the beneficial owner. For this reason, the table contains substantial duplication in the number of shares and percentages of Common Stock.

                            PERCENT OF VOTING POWER

                                                                        AMOUNT AND
                                                                        NATURE OF       PERCENT
                    NAME OF                                             BENEFICIAL        OF
                BENEFICIAL OWNER                    TITLE OF CLASS     OWNERSHIP(1)     CLASS(2)
------------------------------------------------    --------------     ------------     ------
Principal Stockholders
------------------------------------------------
General Electric Company                            Common Stock         2,610,539(3)    11.9%
3135 Easton Turnpike                                Series B Stock          11,917      100.0%
Fairfield, CT 06431                                 Series C Stock           7,945      100.0%
Gale & Co.                                          Common Stock            50,400(4)     *
  c/o Harris Trust & Savings Bank                   Series A Stock           7,000       53.0%
P.O. Box 71940
Chicago, IL 60694
Stuebner Properties                                 Common Stock            20,160(4)     *
7000 Northland Circle                               Series A Stock           2,800       21.2%
Minneapolis, MN 55428
Inland Investment Co., Inc.                         Common Stock            10,800(4)     *
2 East Mifflin, Suite 901                           Series A Stock           1,500       11.4%
Madison, WI 53703-2860
Directors
------------------------------------------------
Alan O. Maxwell                                     Common Stock         1,006,000(5)     5.1%
Carl E. Ravin                                       Common Stock            20,000(6)     *
Chief Executive Officer
------------------------------------------------
Robert C. Compton**                                 Common Stock           465,959(7)     2.3%
All executive officers and Directors as a group     Common Stock         1,502,459(8)     7.4%
  (4 persons)

---------------
  * Less than one percent.

 ** Also serves as a Director.

(1) A person is considered to "beneficially own" any shares over which such person directly or indirectly exercises sole or shared voting or investment power or of which such person has the right to acquire beneficial ownership within sixty days (for example, through the conversion of securities or exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by such owner and such owner's spouse or children.

(2) Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 1,191,700 shares of Common Stock issuable upon the conversion of Series B Stock and 794,500 shares of Common Stock issuable upon the conversion of Series C Stock.

(4) Represents shares of Common Stock issuable upon the conversion of Series A Stock.

(5) Includes 45,000 shares of Common Stock subject to options that are either currently exercisable or exercisable within sixty days of June 24, 1997.

(6) Represents 20,000 shares of Common Stock subject to options that are either currently exercisable or exercisable within sixty days of June 24, 1997.

(7) Includes 460,000 shares of Common Stock subject to options that are either currently exercisable or exercisable within sixty days of June 24, 1997.

(8) Includes 535,500 shares of Common Stock subject to options that are either currently exercisable or exercisable within sixty days of June 24, 1997.

                             ELECTION OF DIRECTORS

     There are five positions on the Company's Board of Directors. Two of these positions are and will remain vacant until such time as the Board of Directors acts to fill them.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The terms of Dr. Ravin and Mr. Compton expire on the date of the Annual Meeting. The term of Mr. Maxwell expires on the date of the 1998 annual meeting. Mr. Jungers resigned from the Board of Directors effective November 1996. The Board has nominated Mr. Compton and Dr. Ravin for re-election to the Board for terms of three years, or until the election and qualification of a successor or death, resignation or removal from office. Thus, the holders of Common Stock and Preferred Stock will vote to fill two Board positions at the Annual Meeting. The persons named on the enclosed proxy intend to vote for the re-election of Mr. Compton and Dr. Ravin to the Board of Directors. In the event that Mr. Compton or Dr. Ravin should become unable to stand for re-election as Directors, the proxy will be voted in accordance with the best judgment of the persons acting under the proxy.

INFORMATION REGARDING DIRECTORS OF THE COMPANY

     ROBERT C. COMPTON, age 50, has served as a Director since July 1988 and was elected Chairman of the Board in March 1990. He has served as Chief Executive Officer since October 1989 and as President since June 1988. His previous positions with the Company include Executive Vice President and Vice
President -- Finance, Administration and Corporate Development. Prior to joining the Company in 1985, he served for seventeen years in various financial, management and corporate auditing positions at the General Electric Company ("GE"). He is a vice-chairman and director of Virginia's Center for Innovative Technology and a director of the Northern Virginia Technology Council.

     ALAN O. MAXWELL, age 67, has served as a Director since 1981. He was Chairman and President of Sunny Service Stations, Inc., a chain of retail and wholesale fuel distribution centers and convenience food stores, from 1984 until 1988. Since 1989, he has served as Managing Director of Maxwell Management, a capital and management company. He is a director of Excel Sports Science.

     CARL E. RAVIN, age 54, has served as a Director since February 1994. Dr. Ravin is the Chairman of the Department of Radiology at Duke University Medical Center and Professor of Radiology at Duke University, where he has been associated since 1978. He is a nationally known expert in thoracic radiology, currently serves on the editorial board of the "Journal of Thoracic Imaging," and is a Fellow of the American College of Chest Physicians and the American College of Radiology. Dr. Ravin has served for a number of years on the General Electric Medical Advisory Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended March 31, 1997, there were nine meetings of the Board of Directors. Each Director of the Company attended all of the meetings of the Board of Directors and all meetings of committees on which he served. The Audit Committee, together with all other Directors, met once during fiscal year 1997. The Compensation Committee of the Board met once during fiscal year 1997. The Board of Directors does not have a Nominating Committee.

     The Audit Committee, currently consisting of Mr. Maxwell and Dr. Ravin, is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Compensation Committee, currently consisting of Mr. Maxwell and Dr. Ravin, principally reviews and approves the salaries, bonuses and stock options of executive officers of the Company.

COMPENSATION OF DIRECTORS

     Directors' fees may be paid in cash or Common Stock, or a combination thereof, at the discretion of each Director. Fees are not paid to the Chairman or to Directors who are employees of the Company. The Company's policy is to pay to each eligible Director $8,000 annually plus $1,000 for each regular meeting and $500 for each conference telephone meeting of the Board of Directors attended and to reimburse each eligible Director for any expenses incurred as a result of such meetings attended. No additional fees are paid for committee participation. During fiscal 1997, the Company paid Mr. Jungers $25,000 for his contribution in assisting the Company during its negotiations with General Electric Medical Systems to resolve the breach of contract suit and other corporate issues.

     The Company believes that it is important for directors to have a personal interest in the success of the Company and for their interests to be aligned with those of the Company's stockholders. Therefore, in addition to the cash compensation described above, each nonemployee Director, under the 1989 Stock Option Plan for Nonemployee Directors (the "1989 Plan"), annually receives options to purchase 10,000 shares of Common Stock, subject to the limitations that a nonemployee Director may not receive options or rights to purchase in the aggregate more than 100,000 shares pursuant to the 1989 Plan or any other plan of, or agreement with, the Company and that no more than an aggregate of 700,000 shares may be granted under the 1989 Plan. Options have an exercise price equal to the fair market value of the shares covered by the option at the time of the grant and are exercisable immediately.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") establishes and oversees the general compensation policies of the Company, including the review and approval of compensation levels and cash incentive initiatives for the executive officers, and administers the Company's employee compensation plans. The Committee is composed of two nonemployee Directors.

     Executive officers are generally compensated through a combination of base salary, year-end performance bonuses and stock options. The officers, as well as substantially all full-time employees, are eligible to participate in the Company's 401(k) Plan. The Company provides compensation that helps attract, retain and motivate the skilled people it requires. The Committee reviews annually with the full Board of Directors compensation for all of the Company's officers, along with annual performance reviews evaluating the criteria listed below.

     In determining base salary and salary increases, the Committee considers such variables as the officer's attainment of individual and corporate performance criteria especially increased revenue and profitability as well as the officer's expertise, responsibilities, and contributions to corporate teamwork, and efficiency. The Committee also considers the salary of officers with comparable responsibilities and performance criteria of other companies with which the Company competes for executive officers. There was no change to the Chief Executive Officer's base pay in fiscal year 1997.

     The Committee believes that year-end bonuses for the Chief Executive Officer and the other top executive officers must be tied to the achievement of profitability objectives, business growth and the Company's overall performance, both current and long-term. All bonus awards are the sole responsibility of the Committee and are based on the philosophy that incentive compensation should be directly and materially linked to the operating results of the Company. In determining that no bonuses would be paid to executive officers for fiscal year 1997, the Committee focused only on the Company's significant reduction of revenue and lack of operating profitability in fiscal year 1997. The Committee, however, did award the Chief Executive Officer a $100,000 bonus based solely on his accomplishment in resolving the following key corporate issues: 1) bringing the GEMS arbitration to a successful conclusion with the receipt, in August 1996, of $9.4 million; 2) the $2.9 million settlement of a $67.5 million outstanding patent litigation, and; 3) the $4.6 million repurchase of approximately 90% of the Company's outstanding Series B and Series C Senior Preferred Stock which had a redemption price of $24.1 million, including cumulative undeclared dividends totaling $7.7 million.

     The long-term component of the compensation for the Chief Executive Officer and other executive officers has been the award of stock options, which aligns the interests of the executive officers with those of the stockholders. An award of stock options has historically been granted to the executive officers when hired and in connection with a significant change in responsibilities. When making stock option grants for executive officers, the Committee considers the performance, especially increasing revenue and profitability, and the responsibility level of the executive officer. The stock options generally become exercisable over a five-year period, and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. Except for the repriced options, discussed below, the Committee did not grant options to the Chief Executive Officer during fiscal year 1997.

     In August 1996, the Committee offered all employees who were holding 1.3 million options granted pursuant to the Company's option plans, the opportunity to cancel such options and be granted new options for half the number of original options. The original options had exercise prices which were substantially above the market price of the Company's common stock. The Committee believes the repriced options will benefit the Company's stockholders by providing greater assurance that the Company will be able to retain experienced and productive employees and by creating a greater incentive for employees to increase the Company's revenues and profits. The exercise price of $0.41 is the opening price as reflected on the NASDAQ National Market on the date on which the options were canceled and regranted to participating employees. The Chief Executive Officer and other executive officers participated in the repricing. See "Ten-Year Option Repricing."

     Due to the changing nature of the Company's business, the Committee plans to evaluate compensation and alternative long-term compensation incentives.

                                          Alan O. Maxwell
                                          Carl E. Ravin

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG STAR TECHNOLOGIES, INC. COMMON STOCK, THE NASDAQ STOCK MARKET-US INDEX
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

            MEASUREMENT PERIOD                STAR TECHNOLOGIES,       NASDAQ COMPUTER            NASDAQ STOCK
          (FISCAL YEAR COVERED)                      INC.                MANUFACTURER              MARKET (US)
3/92                                                           100                     100                     100
3/93                                                            61                     114                     115
3/94                                                            57                     111                     124
3/95                                                            24                     133                     138
3/96                                                            50                     204                     187
3/97                                                            20                     223                     208

                 *$100 INVESTED ON 03/31/92 IN STOCK OR INDEX -
                      INCLUDING REINVESTMENT OF DIVIDENDS,
                          FISCAL YEAR ENDING MARCH 31.

     In last year's proxy notice, the Company used the S&P Computer Systems (Excluding IBM) Index as its peer group index. For the fiscal 1997 proxy this index was no longer published. The Company has therefore chosen the NASDAQ Computer Index as its peer group index.

     The Board of Directors and the Committee recognize that although the market price of stock is influenced by many factors, a key factor is company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                           SUMMARY COMPENSATION TABLE

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1997, 1996, and 1995, of the Chief Executive Officer (the "Named Executive Officer"). There were no other executive officers whose total annual salary and bonus exceeded $100,000 for the last fiscal year.

                                                                     ANNUAL
                    NAME AND                          FISCAL      COMPENSATION
               PRINCIPAL POSITION                      YEAR          SALARY          BONUS
-------------------------------------------------     ------      ------------      --------
Robert C. Compton                                      1997         $160,000        $100,000(1)
Chairman of the Board, President and                   1996         $160,000              --
  Chief Executive Officer                              1995         $160,000        $ 38,260(2)

---------------
(1) Represents bonus for successful resolution of key corporate issues. See "Report of the Compensation Committee of the Board of Directors."

(2) Represents bonus for fiscal 1994 performance.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information concerning grants to the Named Executive Officer of stock options pursuant to the Company's 1994 Plan made during the fiscal year ended March 31, 1997. In August 1997, the Compensation Committee offered all employees, including the Chief Executive Officer and other executive officers, who were holding options granted pursuant to the Company's option plans, the opportunity to cancel such options and be granted new options for half the number of original options. The options shown below are the repriced options. The terms and vesting schedules of the original options were applied to the repriced options.

                                        INDIVIDUAL GRANTS                             POTENTIAL
                      ------------------------------------------------------         REALIZABLE
                        NUMBER        PERCENT                                     VALUE AT ASSUMED
                          OF          OF TOTAL                                      ANNUAL RATES
                      SECURITIES      OPTIONS                                      OF STOCK PRICE
                      UNDERLYING     GRANTED TO                                     APPRECIATION
                       OPTIONS       EMPLOYEES      EXERCISE                     FOR OPTION TERM(2)
                       GRANTED       IN FISCAL        PRICE       EXPIRATION     -------------------
       NAME             (#)(1)          YEAR        PER SHARE        DATE          5%          10%
------------------    ----------     ----------     ---------     ----------     -------     -------
Robert C. Compton        10,000          1.3          $0.41         8/25/97      $ --        $ --
                        100,000         13.3          $0.41         11/8/97      $ 2,000     $ 5,000
                        350,000         46.4          $0.41         8/16/00      $23,000     $47,000

---------------
(1) These options represent the repriced options offered to all employees who held options. Under the terms of the Company's 1994 Plan, the per share option price is 100% of the fair market value of the Common Stock on the date of the grant. The terms and vesting schedules of the original options were applied to the repriced options.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed appreciation rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     Shown below is information with respect to the aggregate fiscal year-end value of unexercised options to purchase the Company's Common Stock under the 1994 Plan. There were no stock options exercised by the Named Executive Officer during the last fiscal year.

                                        NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED                   IN-THE-MONEY
                                        OPTIONS AT MARCH 31,                OPTIONS AT MARCH 31,
                                              1997(#)                             1997($)
                                   ------------------------------      ------------------------------
             NAME                  EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------     -----------      -------------      -----------      -------------
Robert C. Compton                    460,000              0                 0                 0

TEN-YEAR OPTION REPRICING

     The following table sets forth information regarding repricing of options for the Company's executive officers during the last ten years. On August 22, 1996, all employees who held options were offered the opportunity to cancel such options and be granted new options at $0.41 for half the number of original options. On April 20, 1989, employees were offered the opportunity to cancel and receive regranted options at $0.88.

                                                                                               LENGTH OF
                                        NUMBER OF       MARKET                                  ORIGINAL
                                        SECURITIES      PRICE        EXERCISE                 OPTION TERM
                                        UNDERLYING     OF STOCK       PRICE         NEW        REMAINING
                                         OPTIONS      AT TIME OF    AT TIME OF    EXERCISE      AT DATE
                                         REPRICED     REPRICING     REPRICING      PRICE      OF REPRICING
           NAME               DATE         (#)           ($)           ($)          ($)        (IN YEARS)
--------------------------   -------    ----------    ----------    ----------    --------    ------------
Robert C. Compton            8/22/96       10,000       $ 0.41        $ 0.88       $ 0.41          1.0
Chairman, President,         8/22/96      100,000       $ 0.41        $ 0.88       $ 0.41          1.2
  & CEO                      8/22/96      350,000       $ 0.41        $ 0.88       $ 0.41          3.0
                             4/20/89        2,049       $ 0.88        $ 2.44       $ 0.88          1.0
                             4/20/89        5,000       $ 0.88        $ 2.38       $ 0.88          6.7
                             4/20/89        5,155       $ 0.88        $ 0.97       $ 0.88          2.0
                             4/20/89       20,000       $ 0.88        $ 3.31       $ 0.88          8.3
                             4/20/89       40,000       $ 0.88        $ 2.13       $ 0.88          6.7
                             4/20/89       40,000       $ 0.88        $ 3.31       $ 0.88          7.2
                             4/20/89      200,000       $ 0.88        $ 2.31       $ 0.88          8.5
Brenda A. Potosnak           8/22/96        5,000       $ 0.41        $ 1.00       $ 0.41          3.0
VP, Finance & Adm.,          8/22/96        7,500       $ 0.41        $ 1.00       $ 0.41          2.4
  Chief Financial Officer

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and beneficial owners of more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's stock and of changes in such ownership with the SEC and the National Association of Securities Dealers, Inc. SEC regulations require those persons to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that, during fiscal year 1997, each person subject to Section 16 of the Exchange Act complied with all applicable filing requirements.

                          MARKET VALUE OF COMMON STOCK

     On June 24, 1997, the average of the closing bid and ask prices of the Common Stock of the Company reported on the NASDAQ National Market was $17/64 ($0.27).

                                    AUDITORS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP ("Peat Marwick"), independent certified public accountants, to serve as auditors of the Company for the current fiscal year. Representatives of Peat Marwick will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to have an appropriate proposal presented for action at next year's Annual Meeting of Stockholders, and who wishes to have it shown in the Proxy Statement and form of proxy for the meeting, must notify the Company and submit the proposal in writing for receipt at the Company's principal executive office not later than March 31, 1998. See SEC Rule 14a-8 for additional applicable requirements and procedures.

                                 ANNUAL REPORT

     A copy of the Company's 1997 Annual Report to Stockholders and Annual Report on Form 10-K for fiscal year ended March 31, 1997, as filed with the SEC are being mailed with this Proxy Statement to each stockholder of record as of June 24, 1997. Additional copies may be obtained from the Secretary of the Company, at the Company's principal executive office located at 515 Shaw Road, Sterling, Virginia, 20166.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that will be presented at this year's Annual Meeting of Stockholders. If any other matter arises at the Annual Meeting, it is intended that the shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the persons acting under the proxies.

                                          By Order of the Board of Directors

                                          Brenda A. Potosnak
                                          Secretary

July 28, 1997